Exhibit 32

CERTIFICATIONS OF
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Christopher G. Clement, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of DARA BioSciences, Inc. on Form 10-Q of DARA BioSciences, Inc.  for the quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report of DARA BioSciences, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ Christopher G. Clement
Name:	Christopher G. Clement
Title:	Chief Executive Officer
Date:	November 2, 2015

I, David L. Tousley, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of DARA BioSciences, Inc. on Form 10-Q of DARA BioSciences, Inc.  for the quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report of DARA BioSciences, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ David L. Tousley
Name:	David L. Tousley
Title:	Chief Financial Officer
Date:	November 2, 2015